EXHIBIT 99.1

Simmons First to Present at Keefe, Bruyette & Woods 2012 Community Bank Investor Conference

PINE BLUFF, Ark., July 20, 2012 (GLOBE NEWSWIRE) -- Simmons First National Corporation (Nasdaq:SFNC) today announced that J. Thomas May, Chairman and Chief Executive Officer, is scheduled to present at the Keefe, Bruyette & Woods 2012 Community Bank Investor Conference to be held July 31 - August 1, 2012 in New York City.

Simmons First is scheduled to present on Tuesday, July 31, 2012 at 7:30 a.m. Central Time, to be followed by a question and answer session. The presentation slides and audio webcast will be available through Simmons First's web site at www.simmonsfirst.com and will be archived and available for replay for approximately 30 days.

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company's eight banks conduct financial operations from 88 offices, of which 84 are financial centers, in 47 communities in Arkansas, Missouri and Kansas.

The Simmons First National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4819

CONTACT: DAVID W. GARNER
         Senior Vice President and Investor Relations Officer
         Simmons First National Corporation
         (870) 541-1000